MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement ("Agreement") is made and entered into as of January 1, 2000 by and between DCA of Vineland, LLC, a New Jersey limited liability company ("Manager") and DCA Medical Services, Inc., a Florida corporation ("Company").

         WHEREAS, the Manager runs a hemodialysis outpatient center which provides all levels of outpatient dialysis care ("Facility");

         WHEREAS, the Company is an established provider of home dialysis equipment and supplies ("Home Services") which needs various administrative, clinical and management services in order to conduct its business in a more efficient manner ("Business").

         WHEREAS, certain dialysis patients of the Manager receive Home Services from the Company ("Common Patients");

         WHEREAS, Manager has experience in providing and is ready, willing and able to provide administrative, clinical and management services to the Company in connection with the Common Patients of the Company and the Manager ("Management Services") with respect to Home Services;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1.       SCOPE OF THE AGREEMENT.

                  1.1 GENERALLY. The Management Services shall include providing the Company with bookkeeping, accounting, data processing, collection of accounts receivable, and other computer based information services, maintenance of medical records, and related Management Services in connection with the Common Patients of the Company and the Manager relating to Home Services.

                  1.2 LICENSE. In order to facilitate the performance of the Management Services, the Company grants to the Manager an irrevocable license to use any and all of the Company's assets used in the Business; provided no provision of this Agreement is intended nor shall it be construed to permit the Manager to effect, interfere with, or influence the Method 2 operations of the Business of the Company; and provided further, to the extent that any act or service required or provided to the Company by the Manager by any provision of this Agreement may be construed or deemed to constitute the practice of medicine or the ownership or control of the Method 2 operations of the Business, such provision shall be void AB INITIO, and the performance of such act or services by the Manager shall be deemed waived by the Company.

                  1.3 APPLICABLE LAW. The Manager shall use its best efforts to comply with all applicable federal and state laws, statutes, rules and regulations in performing the Management Services under this Agreement.

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         2.       MANAGEMENT FEE.

         In consideration of the Management Services provided by the Manager, the Manager's fee shall be the Company's revenues derived from the Common Patients, excluding the Company's direct costs and expenses associated with the Common Patients.

         3.       TERM.

                  3.1 TERM. The Term of this Agreement shall be for three (3) years, commencing on the date above, and assuming no breach of this Agreement, shall be automatically renewable for additional three (3) year Terms, unless within 120 days of the ending period of the Term or any Renewal Term either of the parties gives its written notice that it intends not to be bound for an additional Term.

                  3.2      TERMINATION BY EITHER PARTY.

                           3.2.1 BREACH. Either party may terminate this
Agreement if the other party breaches this Agreement and such breach is not cured to the reasonable satisfaction of the nonbreaching party within sixty (60) days after the receipt of written notice of the default (the "Default Notice"), or in the case of a breach which cannot be cured within such time period, the breaching party has not made a good faith effort to attempt to cure such default within such time period.

                           3.2.2 BANKRUPTCY OR CESSATION OF BUSINESS. Either
party may terminate this Agreement immediately upon the occurrence of any of the following events with regard to the other party:

                                    (a) the making of a general assignment for
the benefit of creditors;

                                    (b) the filing of a voluntary petition or
the commencement of any proceeding by either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension;

                                    (c) the filing of any involuntary petition
or the commencement of any proceeding by or against either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, which such petition or proceeding is not dismissed within sixty (60) days of the date on which it is filed or commenced; or

                                    (d) suspension of the transaction of the
usual business of either party for a period in excess of sixty (60) days.

                           3.2.3 AT-WILL TERMINATION. Manager may terminate this
Agreement at any time, with or without cause, by giving the Company not less than sixty (60) days' prior written notice. The Company may terminate this Agreement with or without cause, at the end of the initial Term by giving the Manager not less than one hundred twenty (120) days' prior written notice of its intent to terminate the Agreement at the end of the Term.

                  3.3 TERMINATION UPON MUTUAL AGREEMENT. The parties may terminate this Agreement at any time upon execution of a writing signed by all parties.

                  3.4 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement for any reason:

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                           (a) the Manager shall have the right to obtain and
retain any amounts owed to Manager under Section 2 hereof as of the date of such termination or expiration;

                           (b) the Company shall return to the Manager any and
all property of the Manager which may be in the Company's possession or under the Company's control;

                           (c) the Manager shall return to the Company any and
all property of the Company which may be in the possession or control of the Manager, including medical records, corporate, personnel and financial records maintained for the Business and any and all information concerning the Common Patients; provided that Manager shall be entitled to retain a copy of such records and information to complete Management Services authorized by this Agreement, or as necessary for the benefit of the Company, or as may be required by law.

         4.       MISCELLANEOUS.

                  4.1 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement. This Agreement may not be changed orally, and may only be amended by an agreement in writing signed by both parties, which shall be attached hereto.

                  4.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  4.3 SEVERABILITY. If any provision of this Agreement shall be held by a court or administrative agency of competent jurisdiction to be contrary to law, or in a written opinion to the Manager by legal counsel knowledgeable in healthcare matters retained by the Manager, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect, unless to do so would result in either party not receiving the benefits of its bargain.

                  4.4 RIGHTS UNAFFECTED. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations that had previously matured under this Agreement.

                  4.5 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, executors, administrators and assigns.

                  4.6 FURTHER ACTIONS. Each of the parties hereto agrees that it shall hereafter execute and deliver such additional instruments and undertake such additional acts as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

                  4.7      COMPLIANCE WITH LAW.

                           4.7.1 CHANGE IN LAW. In the event of any material
change in, or interpretation or enforcement of, any federal or state law or regulation (including state or federal anti-kickback statutes and Medicare or Medicaid reimbursement principles) that would make either the Management Fee or this Agreement unlawful, or if performance by a party of any duties under this Agreement is deemed illegal by any court or administrative agency or in a formal opinion rendered to either party by outside legal counsel of standing, the affected party shall have the right to require that the other party renegotiate the affected terms of this Agreement with the goal of placing the parties in as similar a position as possible to

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their respective positions in this Agreement. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Company and the Manager.

                           4.7.2 COMPLIANCE WITH LAW. The parties shall (a)
cooperate with one another in the fulfillment of their respective obligations under this Agreement, and (b) comply with the requirements of law and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the Business.

                  4.8 NON-ASSIGNMENT. The Company may not assign this Agreement except with the prior written approval of the Manager. The Manager may assign its rights hereunder to any person that is an affiliate of the Manager and to any lending institution, for security purposes or as collateral, from which the Manager obtains financing or to any purchaser of the Manager or of substantially all of the assets of the Manager, or to any person with which the Manager may merge or consolidate.

                  4.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement but all of which together shall constitute one and the same instrument.

                  4.10 HEADINGS. The article and section headings used in this Agreement are for purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Agreement.

                  4.11 ARBITRATION. Any disputes arising under this Agreement shall be determined by arbitration in __________ County, the State of New Jersey in accordance with the rules of the American Arbitration Association ("Association") then in effect, by a single arbitrator selected by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator, by the Association; provided that this Section 4.11 shall not restrict the right of either party to institute a legal proceeding to enable such party to obtain temporary injunctive relief during the pendency of any such arbitration. A determination of the dispute by the arbitrator shall be final and binding on the parties to the extent permitted by law. The cost of the arbitration, including attorneys' or other consultancy fees, shall be borne by the non-prevailing party.

                  4.12 STATUS OF PARTIES. In the performance of all work, duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement. Each party shall be solely responsible for and shall comply with all state and federal law pertaining to employment taxes, income withholding, unemployment compensation contribution and other employment related statutes applicable to that party.

                  4.13 FORCE MAJEURE. Neither party shall be deemed to be in default of this Agreement if such party is prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of G-d, war, civil commotion, fire, flood or casualty, labor difficulties, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is agreed that for purposes of this Agreement financial inability shall not be deemed to be a matter beyond a party's reasonable control.

                  4.14 NOTICES. Any notice, demand, approval, consent or other communication to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the day following delivery to a nationally recognized overnight courier

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service with proof of delivery, (c) by facsimile or e-mail transmission provided such is substantiated by personal or mail delivery, or (d) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties as set forth below:

If to the Company:                  DCA Medical Services, Inc.
                                    c/o Dialysis Corporation of America
                                    27 Miller Street
                                    Lemoyne, PA 17043
                                    Attn: Stephen Everett, President

If to the Manager:                  DCA of Vineland, LLC
                                    c/o Lawrence E. Jaffe, Esq., Secretary
                                    777 Terrace Avenue
                                    Hasbrouck Heights, NJ 07604

Any party may change the address for notice by notifying the other party, in writing, of the new address.

                  4.15 CONFIDENTIALITY. Except for disclosure to its attorneys, accountants, bankers, underwriters or lenders, or as necessary or desirable for conduct of business, neither party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) that was obtained by the other in the course of negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's written approval; provided, however, the foregoing shall not apply to information which
(i) is generally available to the public other than as a result of a breach of any confidentiality provisions, (ii) becomes available on a non-confidential basis from a source other than the other party, or its affiliates or agents, which source was not itself bound by a confidentiality agreement, or (iii) which is required to be disclosed by law, including securities laws, or pursuant to court order.

                  4.16 USE OF CERTAIN TERMS. The definitions and terms used in this Agreement apply equally to both the singular and the plural; any provision shall include the corresponding masculine, feminine and neuter; the words "include" and "including" shall be deemed to be followed by the phrase "without limitation"; the terms "hereof" and "herein" shall refer to the particular document in which such term appears.

         IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first above written.

                                        DCA MEDICAL SERVICES, INC.
                                        ("Company")

                                        By: /s/ STEPHEN W. EVERETT
                                            ------------------------------------
                                            STEPHEN EVERETT, President

                                        DCA OF VINELAND, LLC
                                        ("Manager")

                                        By: /s/ STEPHEN W. EVERETT
                                            ------------------------------------
                                            DIALYSIS CORPORATION OF AMERICA,
                                            Managing Partner


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